UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2016

SNAP INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

320 W 37th Street, 13th Floor New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Snap Interactive, Inc. (the “Company”) is filing this Amendment No. 1 to the Company’s Current Report on Form 8-K, dated October 7, 2016 and filed with the Securities and Exchange Commission on October 11, 2016, solely for the purpose of (i) providing the financial statements and information required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) in connection with the Company’s previously reported merger (the “Merger”) of its wholly owned subsidiary, SAVM Acquisition Corporation, with A.V.M. Software, Inc. (d/b/a Paltalk) (“Paltalk”) and (ii) furnishing a press release providing, among other things, certain financial information related to the completion of the Merger.

As a result of the Merger, the historical financial statements of Paltalk will be treated as the historical financial statements of the Company and will be reflected in the Company’s quarterly and annual reports for periods ending after the effective time of the Merger. Accordingly, beginning with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company will report the results of Paltalk and the Company and their respective subsidiaries on a consolidated basis.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 19, 2016, the Company issued a press release providing certain financial information related to the completion of the Merger. The press release also announces that the Company’s board of directors has approved the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended, to effect (i) a reverse stock split at a ratio of 1-for-35, such that every 35 shares of the Company’s common stock will be combined and reclassified into a single share of common stock at the effective time of the reverse stock split (the “Reverse Stock Split”) and (ii) a proportional reduction in the number of authorized shares of common stock from 500.0 million to approximately 14.3 million (the “Authorized Share Reduction”). The Reverse Stock Split and Authorized Share Reduction are currently expected to be effected on or around January 5, 2017. Holders of more than a majority of the Company’s outstanding common stock previously approved the Reverse Stock Split and Authorized Share Reduction on November 29, 2016.

In addition, the press release announces that on December 16, 2016, a wholly owned subsidiary of the Company, Paltalk Holdings, Inc., filed a patent infringement lawsuit in Delaware against Riot Games, Inc. and Valve Corporation for infringement of U.S. Patent Nos. 5,822,523 and 6,226,686 with respect to their online games League of Legends and Defense of the Ancients. These two patents were previously asserted against, and then licensed to, Microsoft, Sony, and Activision.

A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this report (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited consolidated financial statements of Paltalk as of and for the years ended December 31, 2015 and 2014, together with the report of Marcum LLP with respect thereto, are included as Exhibit 99.2 and are incorporated by reference herein. The unaudited condensed consolidated financial statements of Paltalk as of and for the nine months ended September 30, 2016 are included as Exhibit 99.3 hereto and are incorporated by reference herein.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined financial statements of the Company as of and for the nine months ended September 30, 2016 are included as Exhibit 99.4 hereto and are incorporated by reference herein.

(d)       Exhibits.

Exhibit No.	Description
23.1	Consent of Marcum LLP.
99.1	Press release, dated December 19, 2016, issued by Snap Interactive, Inc. (furnished pursuant to Item 7.01)
99.2	Audited consolidated financial statements of A.V.M. Software, Inc. as of and for the years ended December 31, 2015 and 2014.
99.3	Unaudited condensed consolidated financial statements of A.V.M. Software, Inc. as of and for the nine months ended September 30, 2016.
99.4	Unaudited pro forma condensed combined consolidated financial statements of Snap Interactive, Inc. as of and for the nine months ended September 30, 2016.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Snap Interactive, INC.

Date: December 19, 2016	By:	/s/ Alexander Harrington
Alexander Harrington Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Marcum LLP.
99.1	Press release, dated December 19, 2016, issued by Snap Interactive, Inc. (furnished pursuant to Item 7.01)
99.2	Audited consolidated financial statements of A.V.M. Software, Inc. as of and for the years ended December 31, 2015 and 2014.
99.3	Unaudited condensed consolidated financial statements of A.V.M. Software, Inc. as of and for the nine months ended September 30, 2016.
99.4	Unaudited pro forma condensed combined consolidated financial statements of Snap Interactive, Inc. as of and for the nine months ended September 30, 2016.